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                                                                    Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fisher Scientific International Inc. on Form S-8 of our report dated February 6, 1997, appearing in the Annual Report on Form 10-K of Fisher Scientific International Inc. for the year ended December 31, 1996, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

New York, New York

June 6, 1997